UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 14, 2022

TIPTREE INC.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-33549	38-3754322
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

299 Park Avenue	13th Floor	New York	NY	10171
(Address of Principal Executive Offices)				(Zip Code)

(212) 446-1400
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TIPT	NASDAQ	Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Transition of Chief Financial Officer
On October 17, 2022, Tiptree Inc. (“Tiptree” or “the Company”) announced the retirement of Sandra Bell as Chief Financial Officer of Tiptree, effective the latter of March 31, 2023 or the date that Tiptree’s Form 10-K for the fiscal year ending December 31, 2022 is filed with the SEC (the “Transition Effective Date”). Tiptree and Ms. Bell entered into a Separation and Transition Agreement dated as of October 14, 2022 (the “Transition Agreement”). Pursuant to the Transition Agreement, Ms. Bell will be entitled to, subject to the terms and conditions of the Transition Agreement, (i) her current annual base salary until the Transition Effective Date and an annual bonus for the fiscal year ending December 31, 2022 of not less than $1,020,000; (ii) cash severance equal to the total of her then-current base salary (in an amount no less than $450,000) and the annual bonus payable in 2023 for performance in the fiscal year ending December 31, 2022; (iii) her unvested equity subject to the terms and conditions set forth in the award agreements evidencing such awards, as if her employment had been terminated by Tiptree without cause; and (iv) subject to her timely election of her COBRA benefits, payment of the cost of her COBRA premiums above the active employee rate through the earlier of 18 months and her becoming eligible for comparable coverage with a subsequent employer.
The foregoing description of the Transition Agreement is summary in nature and does not purport to be a complete description of the terms of the Transition Agreement. Please refer to the Transition Agreement for full terms. The Transition Agreement is attached as Exhibit 10.1 under Item 9.01 of this Form 8-K and is incorporated herein by reference.
On October 14, 2022, the Board of Directors (the “Board”) of Tiptree appointed Scott McKinney, age 38, as Chief Financial Officer of Tiptree, effective as of the “Transition Effective Date”. Mr. McKinney will succeed Sandra Bell who will cease to be Tiptree’s Chief Financial Officer on the Transition Effective Date.
Mr. McKinney was recently promoted to Deputy Chief Financial Officer in April of this year and previously served as Director of Financial Planning and Analysis, which included overseeing strategic planning and financial analysis along with heading up our investor relations efforts. Prior to joining Tiptree in 2016, Mr. McKinney worked in various finance executive positions at General Electric Company. Mr. McKinney received his BS in Management from Purdue University.
Tiptree and Mr. McKinney have entered into an Executive Employment Agreement dated as of October 14, 2022 (the “Employment Agreement”). Pursuant to the Employment Agreement, Mr. McKinney will receive an annual base salary of $450,000 beginning January 1, 2023 and will be eligible to receive an annual bonus.
    There is no fixed term under the Employment Agreement, and Tiptree may terminate Mr. McKinney at any time upon approval of Tiptree’s Board. If Mr. McKinney’s employment is terminated by Tiptree without Cause (as defined in the Employment Agreement) or due to him having a disability, his death, or due to his resignation for Good Reason (as defined in the Employment Agreement), then, subject to the execution of a general release, Mr. McKinney will be entitled to (i) a lump sum severance payment in an amount equal to his base salary (reduced in the case of death or disability by any amounts payable under an employer sponsored plan); (ii) any earned but unpaid annual bonuses with respect to any performance period that ends in the calendar year prior to the calendar year in which termination occurs, payable solely in cash; (iii) a pro rata annual bonus with respect to the performance period that ends in the calendar year in which the termination occurs, payable solely in cash; (iv) full vesting of any then outstanding unvested equity awards; and (v) subject to his timely election of COBRA benefits, payment of the cost of his COBRA premiums above the active employee rate through the earlier of 18 months and him becoming eligible for comparable coverage with a subsequent employer.
Mr. McKinney has agreed to certain restrictive covenants under the Employment Agreement, including perpetual confidentiality obligations and non-competition and non-solicitation of clients, investors and employees during his employment and for one year following the date of his termination.

The foregoing description of the Employment Agreement is summary in nature and does not purport to be a complete description of the terms of the Employment Agreement. Please refer to the Employment Agreement for full terms. The Employment Agreement is attached as Exhibit 10.2 under Item 9.01 of this Form 8-K and is incorporated herein by reference.
On October 14, 2022, Tiptree also granted Mr. McKinney a one-time award of 350,000 performance restricted stock units (the “PRSUs”), subject to his continued employment. A portion of the total number of PRSUs subject to the award will generally vest upon achievement of each of four Tiptree share price target milestones ranging from $20 to $60 (adjusted for dividends paid) prior to the tenth anniversary of the date of grant, subject to Mr. McKinney’s continued employment with Tiptree. As an incentive to keep Mr. McKinney focused on long-term share price appreciation, the PRSU awards provide an opportunity for Mr. McKinney to earn PRSUs upon achievement of the second, third, fourth, and fifth share price milestones that were not earned for achievement of the first, second, third, and fourth share price milestones. The foregoing description is summary in nature and does not purport to be a complete description of the terms of the Award Agreement and is qualified in its entirety by Tiptree’s Form of Award Agreement, previously filed as Exhibit 10.1 to Tiptree’s Form 8-K filed on August 4, 2021 and herein incorporated by reference.
Tiptree is a party to an indemnification agreement with Mr. McKinney (the “Indemnification Agreement”). The Indemnification Agreement requires Tiptree to indemnify its executive officers and directors to the fullest extent permitted by law and to advance all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. Although the Indemnification Agreement offers substantially the same scope of coverage afforded by Tiptree’s charter and bylaws and by Maryland law, it provides greater assurance to directors and executive officers that indemnification will be available because, as a contract, it cannot be modified unilaterally in the future by the Board or the stockholders to eliminate the rights it provides. This summary of the Indemnification Agreement is not complete and is qualified in its entirety by Tiptree’s Form of Indemnification Agreement, previously filed as Exhibit 10.9 to Tiptree’s Registration Statement on Form S-11, as amended (File No. 333-141634), filed on June 7, 2007 and herein incorporated by reference.
Mr. McKinney has not been involved in any transaction with Tiptree or any of its directors, executive officers, affiliates or associates which is required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Item 7.01	Regulation FD Disclosure.
On October 17, 2022, Tiptree issued a press release announcing that it has appointed Mr. McKinney as Chief Financial Officer of Tiptree, effective on the Transition Effective Date. Mr. McKinney will succeed Ms. Bell, who will cease to be Tiptree’s Chief Financial Officer on the Transition Effective Date. A copy of the press release is furnished herewith as Exhibit 99.1.
The information in Item 7.01 of this Current Report on Form 8-K, including the information contained in Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities under that Section. Furthermore, the information in Item 7.01 of this Current Report on Form 8-K, including the information contained in Exhibit 99.1, shall not be deemed to be incorporated by reference into the filings of Tiptree under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) List of Exhibits:

10.1	Separation and Transition Agreement between Tiptree Inc. and Sandra Bell, dated as of October 14, 2022.
10.2	Executive Employment Agreement between Tiptree Inc. and Scott McKinney, dated as of October 14, 2022.
99.1	Tiptree Inc. press release, dated October 17, 2022
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIPTREE INC.

Date:	October 17, 2022	By:	/s/ Jonathan Ilany
Name: Jonathan Ilany
Title: Chief Executive Officer